UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2006

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-29829
(SEC File Number)

91-1815009
(IRS Employer Identification No.)

1101 S. Boone Street Aberdeen, Washington	98520
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On May 23, 2006, Pacific Financial Corporation (the “Company”) dismissed its previous independent accountants, McGladrey & Pullen LLP (“McGladrey”), and selected Deloitte & Touche LLP (“Deloitte”) as the Company’s new principal independent registered public accounting firm to audit its financial statements. The Audit Committee of the Company’s Board of Directors directed the review process and made the final decision to dismiss McGladrey and select Deloitte.

The reports of McGladrey on the Company’s financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2004 and 2005, and the subsequent interim period through May 23, 2006, the Company had no disagreement with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements for such fiscal years.

During the period from January 1, 2004 through May 23, 2006, no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission, occurred with respect to the Company.

During the period from January 1, 2004 through May 23, 2006, the Company did not consult with Deloitte regarding (1) the application of accounting principles to a specified transaction, whether completed or proposed, (2) the type of audit opinion that might be rendered with respect to the Company’s financial statements or (3) any matter that was either the subject of a “disagreement” or a “reportable event” (as such terms are defined in Items 304(a)(1)(iv) and (v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

16.1	Letter from McGladrey & Pullen LLP to the Securities and Exchange Commission stating its agreement with the statements made in this report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: May 30, 2006	By: /s/ John Van Dijk
John Van Dijk
Corporate Secretary